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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated (i) March 5, 1998, except for Notes 1 and 11 as to which the date is April 27, 1998, with respect to the consolidated financial statements of SFX Entertainment, Inc., (ii) October 2, 1997 with respect to the consolidated financial statements of Delsener/Slater Enterprises, Ltd. and Affiliated Companies, (iii) December 13, 1996 with respect to the consolidated financial statements of PACE Entertainment Corporation and Subsidiaries,
(iv) May 22, 1998 with respect to the combined financial statements of the Contemporary Group, (v) November 20, 1997 with respect to the combined financial statements of The Album Network, Inc. and Affiliated Companies, (vi) March 20, 1998 with respect to the consolidated financial statements of BG Presents, Inc. and Subsidiaries, (vii) March 13, 1998 with respect to the combined financial statements of Concert/Southern Promotions and Affiliated Companies, (viii) April 10, 1998 with respect to the combined financial statements of Falk Associates Management Enterprises, Inc., (ix) May 1, 1998 with respect to the combined financial statements of Blackstone Entertainment LLC, (x) March 5, 1998 with respect to the consolidated financial statements of The Marquee Group, Inc. and Subsidiaries, (xi) May 21, 1998 with respect to the combined financial statements of Alphabet City Sports Records, Inc. and Alphabet City Industries, Inc., (xii) June 3, 1998 with respect to the consolidated financial statements of Cambridge Holding Corporation, Inc. and (xiii) July 6, 1998 with respect to the combined financial statements of Tollin-Robbins Entertainment, all included in Amendment No. 2 to the Registration Statement (Form S-4) and related Prospectus of SFX Entertainment, Inc. to approve and adopt the Agreement and Plan of Merger between SFX Entertainment, Inc. and The Marquee Group, Inc. and Subsidiaries.

                                         /s/ Ernst & Young LLP
                                             Ernst & Young LLP


New York, New York
February 8, 1999